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                                                                    Exhibit 23.3





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of Prison Realty Corporation of our report dated January 9, 1998 relating to the financial statements of CCA Prison Realty Trust and subsidiary included in CCA Prison Realty Trust's Form 10-K, as amended, for the year ended December 31, 1997 and to all references to our Firm included in or incorporated by reference in this registration statement.


                                        /s/ Arthur Andersen
                                        ---------------------------------------
                                        ARTHUR ANDERSEN LLP


Nashville, Tennessee
December 29, 1998